February 22, 2008

Letter of Intent to Purchase the Stock of
One Ring Networks

Attn:  Mr. Matt Liotta,

Re:
Letter of Intent for Rapid Link, Incorporated, a Delaware corporation, (OTCBB: RPID) ("RAPID LINK"), to acquire the capital stock of (the "Stock Purchase") One Ring Networks (“ONE RING”).  RPID will endeavor to minimize any possible tax consequence to ONE RING provided that such action is not to the detriment of RAPID LINK.

Dear Mr. Liotta:

This Letter of Intent  ("LOI") will confirm the  following  general  terms  upon  which  our  respective  Board  of  Directors  or  similar  governing  body (collectively  referred to as the "Parties") will adopt a Definitive Stock Purchase Agreement  (the "Agreement"),  and  recommend  that the ONE RING stockholders approve the Agreement, subject to the approval of a sufficient number of ONE RING stockholders.

This LOI sets forth the material terms of the Stock Purchase and reflects the current, good faith intentions of RAPID LINK and ONE RING with respect thereto.

1.	The Stock Purchase.

(a)	The time of Closing shall be not later than March 31, 2008 (the "Closing Date"), unless extended by mutual consent of the parties.

(b)	All Notes and related debt of ONE RING will convert to equity, or otherwise be discharged by ONE RING prior to the Stock Purchase.

(c)
RAPID LINK will be provided with a complete list of all liabilities ("Liabilities List") prior to executing this LOI and the approved list will be an attachment to the Definitive Agreement in the Representations and Warranties section.

(d)
RAPID LINK will pay the ONE RING Stockholders shares of common stock, as outlined below as compensation (“Purchase Price”) for the purchase of all ONE RING capital stock, which Purchase Price shall be paid as follows:

i.
4,000,000 shares of RAPID LINK common stock (“Initial Shares”) shall be delivered to the ONE RING stockholders within Five (5) days of the Closing Date, provided that ONE RING gross monthly retail billed revenues from all sources are at least $110,000 for the calendar month ending January 31, 2008.  A proportionate number of shares will be withheld should January 2008 monthly gross billed retail revenues fall short of $110,000.

ii.
Shares of RAPID LINK common stock (“Secondary Shares”) shall be delivered to the ONE RING stockholders within Five (5) days of the 1 year anniversary of the Closing Date. provided that ONE RING gross monthly retail billed revenues from all sources are at least $1,500,000 for the calendar year ending one year from the Closing date (“Yearly Revenues”).  1333 Secondary Shares will be issued for every $1,000 of gross billed and collectable Yearly Revenues, up to a maximum of 4 million shares.

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com

iii.
True-up Period: provided that RAPID LINK common stock does not increase to a price per share of $0.35 during the period ending five (5) months from closing (“True-up Period”), additional shares of Rapid Link common stock (“True-up Shares”) and cash (“True-up Cash) will be available to ONE RING shareholders.  The initial number of True-up Shares and True-Up Cash will be determined by the highest closing price of Rapid Link common stock during the five (5) month period referenced in this section (“Stock Value”), and will be a minimum of $0.10/share and a maximum of $0.35/share.   If the Stock Value is less than 35 cents, then for each cent below the 35 cent price the True-up Shares and True-up Cash figures will be 50,000 shares of stock, and $20,000 of cash, payable in the form of a Note with the same general terms and conditions as the long-term Notes payable to Related Parties (Jenkins and Apex Acquisitions, Inc.)  Example: if the Stock Value is $0.21 cents, the True-up Shares figure will be 700,000 shares (0.35 - 0.21 = 14 cents X 50,000 shares), and $280,000 (0.35 – 0.21 = 14 cents X $20,000).

iv.
Revenue Attainment:  ONE RING feels that they will attain $1,160,000 in gross revenue for the True-up Period (“Target Revenue”).  At the conclusion of the True-up Period, the actual gross billed revenue of ONE RING for the True-up Period will be divided by the Target Revenue to determine a percentage of Target Revenue (“True-Up Percentage”) The True-up Percentage will be multiplied by the number of True-up Shares and True-up Cash as determined above, if any, to calculate the final amounts of True-up Shares and True-up Cash issued.  (Example #1:  if ONE RING generates $900,000 in revenue during the True-up period, they will be entitled to 77.6% of the True-up Shares and True-up Cash ($900,000 / $1,160,000 = 77.6% True-up Percentage.  (Example #2:   if ONE RING generates $1,500,000 in revenue during the True-up Period, they will be entitled to 129.3% of the True-up Shares and True-up Cash ($1,500,000 / $1,160,000 = 129.3% True-up Percentage).  The maximum allowable True-up Percentage will be 200% (if ONE RING actual gross billed revenues for the True-up Period are $2,320,000)

v.
RAPID LINK will reserve a Board seat for either Dennis Liotta or a ONE RING nominated member, pending approval by the current RAPID LINK Board of Directors, which approval will not be unreasonably withheld.

vi.	Securities issued to the stockholders of ONE RING shall have “piggy back” rights on any registration statement filed by RAPID LINK subsequent to closing of this transaction.

2.
Definitive Agreement.  The parties shall enter into a definitive Stock Purchase Agreement containing the material provisions as set forth in this LOI.  Both parties will endeavor to close this transaction as soon as possible. The Agreement shall specifically include, but shall not be limited, to the following:

(a)
Representations and warranties.  Customary and usual representations and warranties and covenants by the parties, and the principal executive officer shall certify that these representations and warranties are true as of the Closing Date.

i.	None of the Parties to the Stock Purchase, nor their officers, directors, members or affiliates, promoter or control person, nor any predecessor thereof, have been subject to the following:

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com

(A)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years;

(B)
Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(C)
Any finding, ruling or judgment by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ii.
Each party shall have good title to all of its respective tangible and intangible assets including, but not limited to, intellectual properties necessary or required to successfully develop and commercially exploit its business enterprise as more fully described in its current business plan.

iii.	The ONE RING stockholders own 100% of the issued and outstanding stock of ONE RING and shall indemnify RAPID LINK with respect to the Company’s representations and warranties.

iv.
The Agreement will include representations and warranties with respect to the absence of undisclosed  liabilities,  liens and  encumbrances  of the  assets  of  ONE RING and the financial condition  and  results of  operations  of  ONE RING and with  respect to the  absence  of any  material  adverse  changes in ONE RING financial condition, earnings, and business operations.

(b)
Opinions of Counsel.  The delivery at Closing of favorable opinions of legal counsel for ONE RING regarding the customary and usual matters of law and fact covered under similar acquisitions and related agreements.

(c)
Opinions of Auditors.  For the delivery at the Closing of financial statements reasonably acceptable to RAPID LINK, ONE RING shall deliver to RAPID LINK audited financial statements for the last two completed fiscal years as well as financial statements for the interim period(s) prepared in accordance with Generally Accepted Accounting Principles. The cost of the audit will be borne by ONE RING.

(d)	Conditions Precedent. In addition, the Agreement shall contain the following conditions precedent:

i.
RAPID LINK shall have all SEC, state and federal filings and reports current, up to date, in proper form, and be, to the best of management's knowledge, in compliance with all state and federal regulations governing a public company.

ii.
For a period of at least thirty (30) days prior to the Closing Date, ONE RING will afford to the officers and authorized representatives of RAPID LINK full access to the properties, books and records of ONE RING in order that RAPID LINK may have a full opportunity to make such reasonable  investigation as it shall desire regarding the affairs of ONE RING, and ONE RING will furnish RAPID LINK with such additional financial and operating data and other information as to the business and properties of ONE RING as RAPID LINK shall from time to time reasonably request.  To the extent the state and federal filings and reports do not provide such information, ONE RING shall have similar access to the properties, books and records of RAPID LINK.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein.  The parties have entered into a Confidentiality, Restricted Use and Non-Solicitation Agreement ("NDA") and hereby acknowledge that all information exchanged by the parties which is not in the public domain shall be deemed confidential and proprietary and shall be subject to the provisions governing non-disclosure as set forth in such Agreement.  No investigation by either party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under the Agreement.

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com

iii.	ONE RING will prepare a detailed listing of all outstanding liabilities, together with existing agreements and creditor consents for term payments of listed liabilities.

iv.	ONE RING shall have obtained and delivered to RAPID LINK all consents, waivers and approvals necessary to effect the Stock Purchase from the stockholders and Board of Directors of ONE RING.

v.	There shall not be any pending or threatened litigation regarding the Stock Purchase and the Agreement or any related transactions contemplated thereby or therein.

vi.	Customary legal opinions, closing certificates and other documentation in a form satisfactory to RAPID LINK and ONE RING, respectively, shall be delivered by the Parties.

vii.
There shall not be any material breach by the Parties of any representation or warranty contained in the Agreement, and the Parties shall be in compliance with each covenant contained in the Agreement.

viii.	Each party shall have completed the usual, customary and reasonable due diligence of the other to each such party’s satisfaction in its sole and exclusive judgment.

ix.	The Agreement shall contain additional mutually acceptable closing conditions to be determined by the Parties.

x.	RAPID LINK shall file a Form 8-K with the SEC within four business days of entering into the Agreement disclosing the material terms of the Stock Purchase.

3.              Expenses.  Each party shall pay its own legal, accounting and other expenses in connection with the Stock Purchase.

4.	Conduct of Business of ONE RING Prior to Closing.

Until consummation or termination of the contemplated Stock Purchase, ONE RING will conduct business only in the ordinary course and no material assets of ONE RING shall be sold, encumbered, hypothecated or disposed of except in the ordinary course of business and only with the written consent of the other party which consent will not be unreasonably withheld.

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com

5.	Miscellaneous Provisions:

(a)
On or  before  the  Closing  Date,  RAPID LINK,  ONE RING  and  all of the ONE RING Stockholders will have received all permits, authorizations, regulatory  approvals  and  third  party  consents necessary  for  the  consummation  of  the Stock Purchase, and  all applicable legal requirements shall have been satisfied.

(b)
The Stock Purchase shall be consummated and the Agreement shall be executed as soon as practicable, and RAPID LINK shall instruct its legal counsel to immediately prepare all necessary documentation upon execution of this LOI.

(c)
Before Closing, the Board of Directors of RAPID LINK shall have approved the Stock Purchase and the Agreement.  Prior to signing the Agreement, ONE RING’ shareholders shall have approved the transaction therein.

(d)	All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

RAPID LINK:	Rapid Link Inc. Attn: Chris Canfield 5408 No. 99th Street Omaha, NE 68134 Facsimile: (402) 392-7562
ONE RING:	One Ring Networks Facsimile: (404) 303-9933

(e)
No agent,  broker,  investment  banker,  person or firm is acting on behalf of the Parties or under their  authority is or will be entitled to any broker's or finder's fee or any other  commission  or similar fee,  directly or indirectly,  in connection  with any of the transactions contemplated herein.

(f)	The Agreement shall contain customary and usual indemnification, hold harmless provisions and investment representation language.

(g)
Except  where  the  laws of  another  jurisdiction  are  necessarily applicable,  the transactions which are contemplated  herein and the legal relationships  among  the  parties  hereto,  to  the  extent permitted, shall be governed by and construed in accordance with the laws (except  for  conflict of law  provisions)  of the  State  of California.

(h)
The substance of any press release or other public announcement with respect  to the  Stock Purchase,  the  Agreement and the transactions contemplated herein and therein, other than notices required by law, shall be approved  in writing in advance by all  parties and their respective legal counsel.

6.              Counterparts.  This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

7.              Amendments. Subject to applicable law, this LOI and any attachments hereto may be amended only by an instrument in writing signed by an officer or authorized representative of each of the parties hereto.

8.              Headings. The descriptive headings of the sections and subsections of this LOI are inserted for convenience only and do not constitute a part of this LOI.

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com

9.              Waiver.  No purported waiver by any party of any default by any other party of any legally binding term, covenant or condition contained herein shall be deemed to be waiver of such term, covenant or condition unless the waiver is in writing and signed by the waiving party.  No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other legally binding term, covenant or condition contained herein.

10.            Entire Agreement.  This LOI, together with the exhibits or other documents given or delivered  pursuant hereto,  sets forth the entire  understanding  among  the  parties   concerning  the  subject  matter  of  this  LOI  and incorporates  all  prior  negotiations  and  understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written,  between them relating to the subject matter of this LOI other than those set forth herein. No alteration, amendment, change or addition to this LOI shall be binding upon any party unless in writing and signed by the party to be charged.

11.            No Partnership.  Nothing  contained  in this  LOI  will be  deemed  to or construed  by the  parties  hereto  or by any third  person to create  the  relationship of principal and agent or partnership or joint venture.

12.            Joint Preparation.  This LOI has been negotiated and prepared jointly by the parties hereto and any uncertainty or ambiguity  existing  herein,  if any, shall not be interpreted  against any party, but shall be interpreted according  to the  applicable  rules of  interpretation  for arm's  length agreements.

13.            Partial Invalidation.  If any legally binding term, covenant or condition in this LOI or the  application  thereof to any party,  person or  circumstance  shall be invalid or unenforceable,  the remainder of this LOI or the application of such term,  covenant or condition to persons or circumstances,  other than those as to which it is held invalid, shall be unaffected thereby and each such term, covenant or condition of this LOI shall be valid and enforced to the fullest extent permitted by law.

14.            No Shopping.  Prior to March 31, 2008 or the date of closing, in consideration of the resources to be committed to the transactions contemplated herein by RAPID LINK and its representatives and agents, neither ONE RING nor any of its officers, directors, shareholders, agents or representatives shall, directly or indirectly, solicit, initiate, encourage or participate in any negotiation or discussion or enter into any agreement in respect of or cooperate with any person regarding (including, without limitation, by way of furnishing any non-public information concerning, or affording access to, the business, properties or assets of ONE RING) any Asset Purchase Proposal, and any and all such discussions, other than those described in this letter, shall be immediately terminated.  The term “Asset Purchase Proposal” means any proposal (other than a proposal by RAPID LINK) for the acquisition of all or substantially all of the stock or assets of ONE RING or for a merger, consolidation or other business combination pursuant to which any other person would acquire ONE RING or a controlling equity interest in ONE RING.

15.            Binding Effect; Break-up Fee.  Subject to the provisions of Section 2 hereof, this LOI is binding on the parties hereto.  In the event that (i) the Liabilities List, as of the date made, fails to disclose a material liability of One Ring required to be booked as a liability under GAAP, or (ii) One Ring materially breaches its obligations under the NDA or sections 14 or 20 hereof, and as a result of which RAPID LINK terminates this LOI at any time before to the execution of a Definitive Agreement, or in the event that RAPID LINK materially breaches it obligations under the NDA or section 20 hereof, and as a result of which One Ring terminates this LOI at any time before the execution of a Definitive Agreement, then such terminating party shall be entitled to recover from the other party a break-up fee in the amount of $150,000 cash. Notwithstanding the foregoing, neither party shall pay any break-up fee to the other party if this LOI is terminated prior to the execution of a Definitive Agreement due to any reason(s) beyond the control of either respective party.

16.            Time is of the Essence.  ONE RING shall sign this LOI no later than 5:00 P.M., Pacific Standard Time, February 22, 2008, as time is of the essence.

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com

17.           Public Announcement. RAPID LINK and ONE RING mutually agree that neither party shall issue any press release or make any public announcement of the Stock Purchase or any other matter which is the subject of this LOI or any subsequent definitive Agreement without the prior consent of the other party, except where a public announcement is required by law as reasonably determined by such party or is in connection with such party's enforcement of its rights or remedies hereunder or there under for any breach by the other party. Notwithstanding the foregoing, ONE RING acknowledges that upon signing this LOI, RAPID LINK is required and shall file a Form 8-K with the SEC describing the material terms of the LOI and ONE RING hereby consents to such filing.

18.            Consents. RAPID LINK and ONE RING will cooperate with one another and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals from lenders, shareholders, landlords and other third parties and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the Stock Purchase and the Agreement.

19.            Efforts. RAPID LINK and ONE RING will negotiate in good faith and use their commercially reasonable efforts to arrive at a mutually acceptable definitive Agreement for approval, execution and delivery on the earliest reasonably practicable date. RAPID LINK and ONE RING will thereupon use their commercially reasonable efforts to affect the Closing and to proceed with the transactions contemplated by this LOI as promptly as is reasonably practicable.

20.            Confidentiality. RAPID LINK and ONE RING agree that (except as may be required by law) it will not disclose or use any "Confidential Information" (as hereinafter defined) with respect to the other, furnished, or to be furnished in connection herewith at any time or in any manner and will not use such information other than in connection with its evaluation of the Stock Purchase. For the purposes of this paragraph "Confidential Information "means any information identified as such in writing or, given the nature of the information or the circumstances surrounding its disclosure, which reasonably should be considered as confidential or proprietary. The parties agree to continue to be bound by that certain Confidentiality, Restricted Use and Non-Solicitation Agreement entered into on October 29th, 2007. If for any reason the Stock Purchase is not consummated, the receiving party will promptly return all documents to the party with provided such documents. The provisions of this paragraph shall survive the termination of this LOI.

                If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this LOI in triplicate, retain one original copy for your records, and return the other original copies to Chris Canfield at the address listed below. Also, please fax a signed copy to RAPID LINK, Inc. at (402) 392-7545.

Yours truly,

Rapid Link, Incorporated

Chris Canfield – President and CFO
February 22, 2008

Accepted this 22nd day of February, 2008.

One Ring Networks

Matt Liotta, CEO

5408 N 99th St. Omaha, NE 68134 USA
Telephone: (+1) 970-547-8165    Fax: (+1) 402-392-7545   Email: chrisc@rapidlink.com